NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces HighGold Shareholder Approval of Arrangement

FAIRBANKS, AK -- (June 28, 2024) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that HighGold Mining Inc. (“HighGold”) shareholders (the “HighGold Shareholders”) and optionholders of HighGold (collectively, the “HighGold Securityholders”) have overwhelmingly approved the previously announced arrangement (the “Arrangement”) involving HighGold and the Company at HighGold’s special meeting (the “Meeting”) held on June 27, 2024.

At the Meeting, the special resolution approving the Arrangement was approved by 93.7% of the HighGold Shareholders and 94.4% of the HighGold Securityholders voting as a single class and 93.6% of the HighGold Shareholders, excluding votes required to be excluded pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions. Accordingly, the HighGold Securityholder approval required to proceed with the Arrangement has been obtained.

HighGold will seek a final order approving the Arrangement from the Supreme Court of British Columbia on July 2, 2024. Subject to the satisfaction of the remaining closing conditions outlined in the press release dated May 2, 2024, entitled “Contango Announces Acquisition of HighGold”, the parties currently expect the closing of this acquisition to complete on or around July 9, 2024.

Rick Van Nieuwenhuyse, CEO and President for Contango commented: “We are pleased to have this transaction overwhelmingly approved by the HighGold Securityholders as we believe the combination of HighGold and Contango makes a tremendous amount of strategic sense. The Johnson Tract acquisition increases Contango’s currently outlined resources three-fold. The private land ownership by CIRI, an Alaska Native Corporation, the high-quality deposit (+1 million gold equivalent ounces (“GEO”) averaging 9.4 grams per tonne GEO over 40 meters (130 ft) wide), and proximity to tidewater all meet our criteria to be developed as a run-of-mine, direct shipped ore operation. When combined with our Manh Choh and Lucky Shot projects, Johnson Tract represents the third leg of the stool for solid production growth.”

“We are working closely with the HighGold team to commence a $3 million surface exploration drilling program this summer to complete 3,000 meters of core drilling focused on in-fill drilling the roughly 1 million ounce Johnson Tract resource. The main purpose of the program is to gather more information on critical path areas, including metallurgy, geotechnical, hydrology and ARD/ML. This information will be used to advance permitting construction of the portal lay-down area and tunnel for underground exploration drifting and definition drilling to support a potential production decision in the future. Contango now has a solid set of assets to become a significant Alaska gold producing company.”

The Company also confirms that on June 12, 2024 it completed and closed the previously announced $15 million underwritten public offering of 731,750 units (the “Units”) of the Company at a price of $20.50 per Unit. Each Unit consisted of (i) one share of the Company’s common stock and (ii) one-half of one accompanying warrant. Each whole accompanying warrant is exercisable to purchase one share of the Company’s common stock at a price of $26.00 per warrant, exercisable for a period of 36 months.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company also has a lease on the Lucky Shot project from the underlying owner, Alaska Hardrock Inc. and through its subsidiary has 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims. Contango also owns a 100% interest in an additional approximately 145,000 acres of State of Alaska mining claims through its wholly owned subsidiary, which gives Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango, the Arrangement, the expected benefits of the Arrangement, the completion of the Arrangement, the timing of the Arrangement, and Contango’s plans with respect to the development of the Johnson Tract project, that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com